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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1995 Stock Option/Stock Issuance Plan of Intevac, Inc. of our report dated January 16, 1998, with respect to the consolidated financial statements and schedule of Intevac, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                                   ERNST & YOUNG LLP
San Jose, California
September 30, 1998